                                                                   EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated September 9, 1999 on the Music Marketing Network, Inc. financial statements and to all references to our Firm included in or made part of this amended registration statement.


                                 /s/ ARTHUR ANDERSEN LLP
                               -------------------------------
                                     ARTHUR ANDERSEN LLP


Roseland, New Jersey
October 24, 2000